Exhibit 99.1
TREDEGAR ANNOUNCES THE RETIREMENT OF D. ANDREW EDWARDS, CHIEF FINANCIAL OFFICER AND EXECUTIVE VICE PRESIDENT, EFFECTIVE DECEMBER 31, 2025
RICHMOND, VA, October 6, 2025 – Tredegar Corporation (NYSE:TG) today announced that D. Andrew Edwards, Tredegar’s Chief Financial Officer and Executive Vice President, will retire, effective December 31, 2025.
Tredegar’s Board of Directors and executive leadership team are actively evaluating options to facilitate a smooth transition and continued financial stewardship. Further details regarding the transition plan will be shared as they become available.
“We are deeply grateful for Drew’s years of dedicated service and leadership,” said John Steitz, President and Chief Executive Officer of Tredegar. “He has demonstrated a steadfast determination to drive shareholder value, and his contributions have been instrumental in strengthening our financial position and guiding the company through periods of strategic transformation.”
Tredegar Corporation is an industrial manufacturer with two primary businesses: custom aluminum extrusions for the North American building & construction, automotive and specialty end-use markets and surface protection films for high-technology applications in the global electronics industry. With approximately 1,600 employees, the Company operates manufacturing facilities in North America and Asia.

CONTACT:
Tredegar Corporation
Neill Bellamy, 804-330-1211